EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Specialty Care Network, Inc. 1996 Equity Compensation Plan and to the incorporation by reference therein of our reports dated March 21, 1997 and March 13, 1997, with respect to the consolidated financial statements and schedule of Specialty Care Network, Inc. and subsidiary and the financial statements of Reconstructive Orthopaedic Associates II, P.C. (successor to Reconstructive Orthopaedic Associates, Inc.), respectively, included in the Annual Report on Form 10-K of Specialty Care Network, Inc. for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP
                                                  -----------------------------
                                                      Ernst & Young LLP



Denver, Colorado
September 29, 1997